EXHIBIT 5.1

March 31, 2003

The Board of Directors
Vixel Corporation
11911 North Creek Parkway South
Bothell, Washington  98011

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to Vixel Corporation, a Delaware corporation (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by shareholders of the Company (the "Selling Shareholders") of up to 1,286,560 shares (the "Shares") of common stock, $.0015 par value (the "Common Stock"), issuable to the Selling Shareholders upon the conversion of the Company's Series B Convertible Preferred Stock ("Series B Stock") and upon exercise of warrants to purchase Common Stock issued in connection therewith ("Warrants").

        We have reviewed, among other things, the Company's Certificate of Incorporation and Bylaws, each as amended, the records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Series B Stock and Warrants.  We have made such other factual inquiries as we deemed necessary to render this opinion.

        Based upon the foregoing and in reliance thereon, it is our opinion that (i) the reservation for issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and (ii) upon conversion of the Series B Stock in accordance with the terms of the Series B Stock, and exercise of the Warrants and payment and delivery in accordance with the terms of the Warrants, the Shares will be validly issued, fully paid and non-assessable.

        We express no opinion herein as to the laws of any state or jurisdiction other than the State of Delaware and the federal laws of the United States.

        We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ HELLER EHRMAN WHITE & McAULIFFE LLP